                                                                      EXHIBIT 23


                         UNITED BANCORP, INC. FORM 10-K



                         CONSENT OF INDEPENDENT AUDITORS


We hereby consent to the incorporation by reference in the prospectus constituting part of the Registration Statement on Form S-3 (Registration No. 333-01081) for United Bancorp, Inc., the 1995 Dividend Reinvestment Plan, of our report dated January 12, 2001 relating to the consolidated balance sheets of United Bancorp, Inc. as of December 31, 2000 and 1999 and the related consolidated statements of income, changes in shareholders' equity and cash flows for each of the three years in the period ended December 31, 2000.


                                                 Crowe, Chizek and Company LLP


Columbus, Ohio
March 26, 2001